UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX		76092
(Address of principal executive offices)		(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, Sabre Corporation (“Sabre”) announced that Rachel A. Gonzalez, Executive Vice President and Chief Administrative Officer, intends to leave Sabre to join the leadership team of a larger enterprise. To provide for an orderly transition of Ms. Gonzalez’s duties and responsibilities, Ms. Gonzalez and Sabre have entered into an amendment to her employment agreement (the “Amendment”), dated March 27, 2018 and effective as of March 30, 2018 (the “Amendment Effective Date”). Pursuant to the Amendment, effective on the Amendment Effective Date, Ms. Gonzalez will serve as Special Counsel to Sabre. The Amendment provides that the term of Ms. Gonzalez’s employment will end on April 26, 2018, and that the termination of Ms. Gonzalez’s employment will be deemed to be a voluntary termination of her employment. Beginning on the Amendment Effective Date, Ms. Gonzalez will be entitled to receive a base salary of $10,000 per month (less applicable withholdings and deductions). Ms. Gonzalez will not be entitled to receive any additional annual incentive bonus. Her outstanding equity grants will continue to vest in accordance with their terms, but beginning on the Amendment Effective Date, she will not be entitled to receive any additional annual incentive or any additional equity grants, unless otherwise determined by the Compensation Committee of the Board of Directors in its sole discretion. The Amendment further provides that Ms. Gonzalez waives the right to terminate her employment for “Good Reason” under her employment agreement or the Executive Severance Plan as a result of the change in her responsibilities or compensation related to her moving to the Special Counsel position. This description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement, by and between Sabre Corporation and Rachel A. Gonzalez, dated March 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 27, 2018	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer